UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 8, 2018

Date of Report (Date of earliest event reported)

OXYGEN THERAPY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-214306	81-2723728
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

233 Needham Street, Suite 300, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 617-454-1199

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Item 5.01(b) and (c) are incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 5.01(c) is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant

(a) On August 1, 2018, Dr. David Platt and Mr. Offer Binder, entered into Stock Purchase Agreements (the “Stock Purchase Agreements”) with Kadima Capital Partners, LLC (“Kadima”), pursuant to which Dr. Platt and Mr. Binder agreed to sell to Kadima, prior to effect to the Reverse Split, an aggregate of 11,950,000 shares of Common Stock of the Company (the “Control Shares”) for strategic purposes, representing approximately 60% of the issued and outstanding stock of the Company, for aggregate cash consideration of $10,000 in accordance with the terms and conditions of the Stock Purchase Agreements. The source of funds was from Kadima. Dr. Platt shall remain as the President and as a director of the Company until such time as the Company becomes current in its delinquent reports with the Securities and Exchange Commission. After giving effect to the purchase of Shares (as defined in Item 5.01(b) below), Kadima will own 98% of the outstanding Common Stock of the Company.

The sale of the Control Shares was consummated on August 8, 2018. As a result of the purchase of the Shares and Control Shares, Kadima holds a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders. Dr. Daniel Teper is the managing member of Kadima and is indirectly the beneficial owner of the Shares and the Control Shares. As discussed below, Dr. Teper is the new Chief Executive Officer and Chairman of the Board of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

(b) On August 9, 2018, Oxygen Therapies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Kadima Capital Partners, LLC (“Kadima”), pursuant to which the Company agreed to issue and sell to Kadima, for strategic purposes in a private placement (the “Private Placement”) and after giving effect to the Reverse Split (as defined below), an aggregate of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $.001, for gross proceeds of $3,000. The Company retained no broker or investment banker in the transaction and paid no related fees or expenses. The Company intends to use the proceeds for working capital.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

(c) Pursuant to the Private Placement on August 9, 2018, the Company sold the Shares to Kadima, an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Kadima represented that it was acquiring the Shares for a strategic investment only and not with a view towards distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

After giving effect to the sale of Shares, the number of shares of Common Stock outstanding is 3,099,715 shares. Following the Reverse Split and the Private Placement, Kadima owns 98% of the outstanding shares of Common Stock of the Company which reflects the strategic potential of the development of the business of the Company after the change in control. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 300 million shares. The Common Stock is currently not traded on any market.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of August 3, 2018, Dr. David Platt resigned as Chief Executive Officer and Chairman of the Board of the Company. Dr. Platt’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

Effective as of August 3, 2018, Mr. Ola Soderquist resigned as Chief Financial Officer and as a director of the Board of the Company. Mr. Soderquist’s resignation was not due to any disagreement with the Company’s operations, policies or practices. Mr. Soderquist has been retained by the Company as a consultant and acting Vice-President of Finance and Administration. Mr Soderquist will receive a compensation of $12,000 per month for his role.

Effective as of August 3, 2018, Messrs. Dale H. Conaway, Henry J. Esber, Anders Utter and Alan M. Hoberman resigned as directors of the Company. Their resignations were not due to any disagreement with the Company’s operations, policies or practices.

Effective as of August 3, 2018, Dr. Daniel Teper was appointed as the Chief Executive Officer, Chief Financial Officer, director and Chairman of the Board. Dr. Teper is not currently receiving any compensation for his service as Chief Executive Office, Chief Financial Officer or Chairman of the Board of Directors.

Daniel Gedeon Teper, Pharm. D., MBA, 58 is a biotech entrepreneur and a senior global pharmaceutical executive. He is the founder of Immune Pharmaceuticals where he built an immuno-inflammation and oncology clinical pipeline and listed the company on NASDAQ. Dr. Teper was the Chief Executive Officer of Immune Pharmaceuticals, Inc. from August 25, 2011 until April 21, 2017. Dr. Teper served as New York-based Managing Partner and Head of North America at Bionest Partners, a global management consulting firm, where he advised pharmaceutical and public biotechnology companies with respect to corporate strategy, business development, mergers and acquisitions, new product development and commercialization and has held commercial and general management positions at Novartis, GSK and Sanofi. Dr. Teper holds a Doctor of Pharmacy degree from Paris XI University and a Masters in Business Administration from INSEAD, where he was a J. Salmon scholar. We believe that Dr. Teper is qualified to serve as on our board of directors due to his many years of service and experience in the biotechnology industry and his experience as a former Chief Executive Officer and Director of a company trading on NASDAQ.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2018, the Company filed a Certificate of Amendment of the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-200 reverse stock split of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 5:00 p.m. (Delaware time) on August 9, 2018 (the “Reverse Stock Split”). An affirmative vote of the majority of the Company’s outstanding shares of capital stock, signed a written consent approving the Certificate of Amendment to effect a reverse split of the Common Stock at a ratio of one-for-two hundred shares (1:200) without reducing the authorized number of shares of Common Stock.

As a result of the Reverse Stock Split, every two hundred shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 19,943,131 shares (without giving effect to the sale of the Shares) to approximately 99,715 shares, subject to adjustment for the increase in lieu of fractional shares.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

3.3	Certificate of Amendment to the Certificate of Incorporation of Oxygen Therapy, Inc.

10.9	Form of Stock Purchase Agreement, dated August 1, 2018, entered into by Dr. David Platt and Mr. Offer Binder with Kadima Capital Partners, LLC.

10.10	Form of Stock Purchase Agreement, dated August 9, 2018, between Oxygen Therapies, Inc.and Kadima Capital Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN THERAPY, INC.

	By:	/s/ Daniel Teper
Daniel Teper, Chief Executive Officer

Date August 9, 2018